Exhibit 99.1

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated: February 6, 2008

Zone Venture Fund II, L.P.
By: Zone Ventures Management Company II, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Partner

Zone Ventures Management Company II, LLC
By Draper Franchise LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

Draper Franchise LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

Zone Venture Fund II Annex, L.P. By: Zone Ventures Management Company II, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

Timothy Draper Living Trust

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Trustee

The Jessica C. Draper Trust

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Trustee

The Adam P. Draper Trust

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Trustee

The William T. Draper Trust

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Trustee

The Eleanor R. Draper Trust

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Trustee

JABE, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Member

/s/ Timothy C. Draper
Timothy C. Draper

/s/ Frank M. Creer
Frank M. Creer

/s/ Melissa P. Draper
Melissa P. Draper